Exhibit 23.2




FILED VIA EDGAR


                                     CONSENT

TO:      United States Securities and Exchange Commission ("SEC"),

AND TO:  Corriente Resources Inc. ("Corriente")

Re:  Corriente Resources Inc - Form 40-F for the year ended December 31, 2006
                                    (the "Form 40-F")

         UPDATE ON COPPER, GOLD AND SILVER RESOURCES AND PIT OPTIMIZATIONS REPORT OF STEVEN RISTORCELLI, MINE DEVELOPMENT ASSOCIATES INC., DATED DECEMBER 6, 2005, IN RESPECT OF THE MIRADOR PROJECT, ECUADOR;

         TECHNICAL REPORT UPDATE ON THE COPPER, GOLD AND SILVER RESOURCES AND PIT OPTIMIZATIONS REPORT OF STEVEN RISTORCELLI, MINE DEVELOPMENT ASSOCIATES INC., DATED MAY 18, 2006, IN RESPECT OF THE MIRADOR PROJECT, ECUADOR; AND

         TECHNICAL REPORT UPDATE ON THE COPPER, GOLD AND SILVER RESOURCES AND PIT OPTIMIZATIONS: MIRADOR AND MIRADOR NORTE DEPOSITS REPORT OF STEVEN RISTORCELLI, MINE DEVELOPMENT ASSOCIATES INC., DATED NOVEMBER 30, 2006, IN RESPECT OF THE MIRADOR PROJECT, ECUADOR

Dear Sirs/Mesdames:

Reference is made to the resource update reports dated December 6, 2005, May 18, 2006 and November 30, 2006, prepared for Corriente by Mine Development Associates, Inc., entitled respectively, "Update on Copper, Gold and Silver Resources and Pit Optimizations, Mirador Project, Ecuador," "Technical Report Update on the Copper, Gold and Silver Resources and Pit Optimizations, Mirador Project, Ecuador" and "Technical Report Update on the Copper, Gold and Silver Resources and Pit Optimizations: Mirador and Mirador Norte Deposits," collectively, the "Technical Reports."

The undersigned hereby consents to the inclusion of the above Technical Reports, our name and references to and excerpts from the Technical Reports in the Form 40-F and through incorporation by reference into the Form 40-F, to be filed with the SEC.

Date: March 30, 2007

MINE DEVELOPMENT ASSOCIATES, INC.


/s/ Steven Ristorcelli
--------------------------
Steven Ristorcelli, P. Geo., C.P.G.

775-856-5700

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053